ANSWER, COUNTERCLAIM, AND THIRD-PARTY COMPLAINT - 1


Kevin S. Jones
CHRISTIAN, SAMSON & JONES, P.C.
Attorneys at Law
P.O. Box 8479
Missoula, MT 59807
(406) 721-7772

Attorneys for Defendant/Counter-Plaintiff






MONTANA TWENTIETH JUDICIAL DISTRICT COURT, SANDERS COUNTY

<CELL>U.S. ANTIMONY CORPORATION, a Montana Corporation,

                                PLAINTIFF,

v.

WALTER L. MAGUIRE, SR.,

                                DEFENDANT.



Cause No. DV-98-60

WALTER L. MAGUIRE, SR.,

                        COUNTER-PLAINTIFF,

v.

U.S. ANTIMONY CORPORATION, a Montana Corporation, and JOHN LAWRENCE, individually,

                     COUNTER-DEFENDANTS.




ANSWER, COUNTERCLAIM, AND THIRD-PARTY COMPLAINT



     COMES NOW Defendant Walter L. Maguire, Sr., by and through counsel, and for his Answer to the Complaint filed in this action states as follows:
     1. Defendant admits the allegations contained in Paragraph 1 of the Complaint.
     2. Defendant admits the allegations contained in Paragraph 2 of the Complaint.
     3. Defendant admits the allegations contained in Paragraph 3 of the Complaint.
     4. Defendant admits the allegations contained in Paragraph 4 of the Complaint.
     5. Defendant admits that he, or a Maguire-held entity, has been a shareholder in the U.S. Antimony Corporation continuously since 1971.
     6. Defendant admits the allegations contained in Paragraph 6 of the Complaint.
     7. Defendant admits the allegations contained in Paragraph 7 of the Complaint.
     8. Defendant admits the allegations contained in Paragraph 8 of the Complaint.
     9. Defendant admits the allegations contained in Paragraph 9 of the Complaint.
     10. Defendant admits the allegations contained in Paragraph 10 of the Complaint.
     11. Defendant denies the allegations contained in Paragraph 11 of the Complaint.
     12. Defendant admits the allegations contained in Paragraph 12 of the Complaint.
     13. Defendant admits the allegations contained in Paragraph 13 of the Complaint.
     14. Defendant admits the allegations contained in Paragraph 14 of the Complaint.
     15. Defendant admits the allegations contained in Paragraph 15 of the Complaint.
     16. Defendant denies the allegations contained in Paragraph 16 of the Complaint.
     17. Defendant denies the allegations contained in Paragraph 17 of the Complaint.
     18. Defendant has no independent recollection as to the truth of the allegations contained in Paragraph 18 of the Complaint, and therefore denies those allegations.
     19. Defendant denies the allegations contained in Paragraph 19 of the Complaint.
     20. Defendant admits that he voted in favor of the proxy to Shareholders involving the exchange of debentures for equity described in the Complaint as a Director in the corporation. Defendant denies the allegations contained in Paragraph 20 of the Complaint to the extent that they allege that he acted "in his capacity as beneficial owner of shares of stock including stock allegedly owned by the Trust."
     21. Defendant denies the allegations contained in Paragraph 21 of the Complaint.
     22. Defendant denies the allegations contained in Paragraph 22 of the Complaint.
     23. Defendant denies the allegations contained in Paragraph 23 of the Complaint.
     24. Defendant denies the allegations contained in Paragraph 24 of the Complaint.
     25. Defendant denies the allegations contained in Paragraph 25 of the Complaint.
     26. Defendant denies the allegations contained in Paragraph 26 of the Complaint.
     27. Defendant denies the allegations contained in Paragraph 27 of the Complaint.
     28. Defendant denies the allegations contained in Paragraph 28 of the Complaint.
     29. Defendant answers the allegations contained in Paragraph 29 of the Complaint in the manner set forth above.
     30. Defendant admits the allegations contained in Paragraph 30 of the Complaint.
     31. Defendant denies the allegations contained in Paragraph 31 of the Complaint.
     32. Defendant denies the allegations contained in Paragraph 32 of the Complaint.
     33. Defendant answers the allegations in contained in Paragraph 33 of the Complaint in the manner set forth above.
     34. Defendant denies the allegations contained in Paragraph 34 of the Complaint.
     35. Defendant denies the allegations contained in Paragraph 35 of the Complaint.
     36. Defendant answers the allegations contained in Paragraph 36 of the Complaint in the manner set forth above.
     37. Defendant denies the allegations contained in Paragraph 37 of the Complaint.
     38. Defendant denies the allegations contained in Paragraph 38 of the Complaint.
     39. Defendant denies the allegations contained in Paragraph 39 of the Complaint.
COUNTERCLAIM
     COMES NOW Defendant/Counter-claimant, Walter L. Maguire, Sr., by and through counsel, and for his Counterclaim against Plaintiff/Counter-defendant, United States Antimony Corporation, states as follows:
COUNT ONE - LIBEL
     1. United States Antimony Corporation (U.S.A.C.), by and through its officers and directors, has disseminated information defaming the Defendant's business reputation.
     2. By filing the Complaint in this action, the Plaintiff, through written materials of public record, has made untrue accusations regarding the Defendant's actions.
     3. Defendant has not breached his duties as Director of the U.S. A.C., nor has he made the representations Plaintiff claims in the Complaint.
     4. Plaintiff's untrue statements regarding Defendant has caused serious impairment to the Defendant's business reputation in the banking community. Plaintiff's officers' and directors' untrue statements about Defendant are being made with actually malice.
     5. Other investors/bankers are aware or being made aware of Plaintiff's libelous statements through Plaintiff's continued efforts of these disseminating these statements.
COUNT TWO - SLANDER
     6. Defendant repleads the allegations contained in Paragraphs 1 through 5 above.
     7. U.S.A.C., through its Officers and Directors, has continued to verbally defame Defendant to business counterparts and other individuals Defendant deals with on a professional basis.
     8. Plaintiff's continued slander of Defendant is causing serious impairment to Defendant's business reputation and relations with his counterparts.

THIRD-PARTY COMPLAINT ADVERSE JOHN LAWRENCE
     COMES NOW Defendant/Counter-Claimant Walter L. Maguire, Sr., by and through counsel, and for his Third-Party Complaint against John Lawrence, individually, states as follows:
     1. Plaintiff repleads the allegations contained in Paragraphs 1 through 8 above.
     2. Defendant John Lawrence, in his individual capacity, has continued to disseminate information that is defamatory to the Defendant.
     3. John Lawrence has exceeded the scope of his employment as an Officer of the U.S.A.C. in that he has intentionally sought out individuals to relay his claims of Defendant's wrongful actions in an effort to cause Defendant additional damage.
     4. John Lawrence's statements are untrue and are causing serious impairment to the Defendant's business reputation and business relations with his counterparts. John Lawrence's actions in disseminating untrue statements about Defendant is being done with actual malice.
          WHEREFORE, Defendant prays for relief as follows:
     1. That Plaintiff U.S. Antimony Corporation be denied the relief requested in the Complaint filed in this action;
     2. That Defendant Walter L. Maguire, Sr. be awarded damages against Plaintiff in an amount to be proven at trial;
     3. That Defendant Walter L. Maguire, Sr. be awarded damages against John Lawrence in an amount to be proven at trial;
     4. That Defendant Walter L. Maguire, Sr. be awarded punitive damages against Plaintiff and against John Lawrence, individually, for their actual malice;
     5. That Defendant Walter L. Maguire, Sr. be awarded his fees and costs sustained in this action; and
     6.     For such other and further relief as the Court deems just and proper.
     DATED this          day of November, 1998.

                              CHRISTIAN, SAMSON & JONES, P.C.




                              Kevin S. Jones



CERTIFICATE OF MAILING


     The undersigned does hereby certify that on the       day of October,
1998, a copy of the foregoing Answer was duly mailed by First Class Mail, postage prepaid, at Missoula, Montana, to the following:

Dave Cotner
BOONE, KARLBERG & HADDON
P.O. Box 9199
Missoula, MT  59807-9199

Gary D. Babbitt
HAWLEY, TROXELL, ENNIS & HAWLEY
877 Main Street
Boise, ID  83701